EXHIBIT 3.1
                                 -----------


AMENDED AND RESTATED BYLAWS
OF
VWR CORPORATION
(a Pennsylvania corporation)



ARTICLE I
CAPITAL SHARES
--------------

1.1	Share Certificates
      ------------------

Share certificates of the Corporation shall be in such form as the Board of Directors may from time to time prescribe. Every share certificate shall be signed by officers designated by the Board of Directors and sealed with the corporate seal. All certificates shall be countersigned by a transfer agent and a registrar of the Corporation. Any and all signatures on any such certificate and the corporate seal upon any such certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

1.2	Transfer of Shares
      ------------------

The shares of the Corporation shall be transferable on its books, or other appropriate records, kept for such purpose by the holder thereof in person, or by his duly authorized attorney, upon surrender and cancellation of his certificates, properly endorsed, accompanied by authority to transfer. Upon surrender, as above provided, of a share certificate, a new share certificate for such aggregate number of shares as equals the aggregate number of shares represented by the surrendered share certificate shall be issued to the parties entitled thereto.






1.3	Holders of Shares of Record
      ---------------------------

The Corporation shall be entitled to treat the holder of record of any share or shares of the Corporation as the holder in fact thereof and shall not be bound to recognize any claim to, or interest in, such shares on the part of any other person, whether or not the Corporation shall have expressed or given other notice thereof.

1.4	Rules and Regulations Concerning the Issue, Transfer, and 	Registration
of Share Certificates
   ------------------------------------------------------------------------

The Board of Directors of the Corporation shall have powers and authority to make all such rules and regulations as the Board may deem proper or expedient concerning the issue, transfer and registration of share certificates for shares of the Corporation. The Board of Directors shall have powers and authority to appoint from time to time one (1), or more than one, transfer agent and one (1), or more than one, registrar of shares of the Corporation to be properly countersigned, and/or otherwise properly authenticated, by such transfer agent or registrar.


ARTICLE II
MEETINGS OF SHAREHOLDERS
------------------------

2.1	Place of Meetings of Shareholders
      ---------------------------------

The annual meetings of shareholders of the Corporation shall be held at such place as the Board of Directors may from time to time designate. The time and place of the meeting shall be stated in the Notice to Shareholders.

2.2	Annual Meetings of Shareholders - Time - Business
      -------------------------------------------------

The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of any such other business as properly may be submitted to such annual meeting shall be held at the hour and on the date designated by the Board of Directors or the Executive Committee of the Board of Directors; such date to be within 180 days of the end of the fiscal year.

Any and all business pertaining to the affairs of the Corporation may be transacted at any such annual meeting of its shareholders, or at any adjournment thereof, except only to the extent otherwise expressly prescribed by the laws of the Commonwealth of Pennsylvania





2.3	Special Meetings of Shareholders
      --------------------------------

Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors.


2.4	Quorum at Shareholders' Meetings
      --------------------------------

The holders of record of a majority of the issued and outstanding shares of the Corporation present in person or represented by proxy at the shareholders meeting and entitled to vote thereat shall constitute a quorum for the transaction of business at any such meeting, except as may otherwise be provided by law; but if there be less than a quorum present at any such meeting, the holders of a majority of the shares so present or represented at such meeting may adjourn the meeting from time to time.

2.5	Notice of Annual or Special Meetings of Shareholders
      ----------------------------------------------------

Either the Secretary, or an Assistant Secretary, of the Corporation shall give written notice of the time and place of any annual or special meeting of the shareholders of the Corporation to all shareholders entitled to vote at such meeting, which notice shall be mailed to each shareholder at his address of record at least ten (10) days prior to the date on which the meeting is to be held. Notice of any special meeting shall state in general terms the purpose for which the meeting is to be held.

2.6	Voting List of Shareholders and Fixing of Record Date for
      Voting and Other Purposes
      ---------------------------------------------------------

The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open, for said period of ten
(10) days at the office of the Corporation, to the examination of any shareholder for any purpose germane to the meeting and shall be produced and kept at the time and place of such meeting during the whole time thereof, and subject to the inspection of any shareholder who may be present. The share ledger shall be the only evidence as to who are shareholders entitled to examine such list or the books of the Corporation, or to vote in person or by proxy at such meeting.





The Board of Directors shall fix a record date for the determination of those entitled to notice of, and to vote at, any shareholders' meeting. The Board of Directors is authorized to fix a record date for determination of the shareholders entitled to receive payment of any dividend, or any allotment of rights, or to exercise any such rights in respect of any change, conversion, or exchange of capital shares, or the obtaining of the consent of shareholders for any purpose. Only such shareholders as shall be shareholders of record on a date so fixed shall be entitled to notice of, and to vote at, such shareholders' meeting, or to receive payment of any such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.


 2.7	Officers of Meetings of Shareholders
      ------------------------------------

The officer designated by the Board of Directors as Chief Executive Officer (or in his absence, the officer designated by the Board of Directors as Chief Operating Officer) may call any meeting of shareholders to order and shall be the Chairman thereof. If the Chairman of the Board of Directors and the President are absent from any such meeting, then the Vice Chairman of the Board of Directors shall be the Chairman thereof and shall preside at such meeting. The Secretary of the Corporation, if present at any meeting of its shareholders, shall act as the Secretary of such meeting. If the Secretary is absent from any such meeting, the Chairman of such meeting may appoint a Secretary for the meeting.

2.8	Proper Business for Shareholders' Meetings
      ------------------------------------------

At any annual or special meeting of the shareholders of the Corporation, only business or other proposals properly brought before the meeting may be transacted. To be properly brought before an annual or special meeting, business or other proposals must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, written notice thereof must have been received by the Secretary of the Corporation from such shareholder not less than 120 days prior to the date corresponding to the date on which the Corporation mailed its proxy statement in connection with its previous year's annual meeting of shareholders. For business to be properly brought before a special meeting by a shareholder, or in the event the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure of such date was made.

Any such notice by a shareholder shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and the language of the proposal,
(ii) the name and address of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting, and (iv) any material interest of the shareholder in such business. Any such notice to the Corporation shall also comply with all applicable provisions of Regulation 14A under the Securities Exchange Act of 1934. No business shall be conducted at any meeting of shareholders except in accordance with this paragraph, and the Chairman of any meeting of shareholders and the Board of Directors may refuse to permit any business to be brought before the meeting without compliance with the foregoing procedures.


ARTICLE III
DIRECTORS
-----------

3.1	Number of Directors
      -------------------

The authorized number of directors of the Corporation shall be not less than seven nor more than fifteen (15). The Board of Directors, by resolution, shall fix the number of directors to constitute the whole Board of Directors of the Corporation, within the above limits, which number shall prevail until a resolution is adopted by the Board of Directors prescribing a different number of directors to be the authorized number of directors of the Corporation.

3.2	Qualifications of Directors
      ---------------------------

No director of the Corporation need be a shareholder therein. Each director of the Corporation shall be eligible to serve as follows:

3.2.1	Any director who has served as President or Chairman of the Board of
Directors of the Corporation shall be eligible to serve as director until the regular meeting of the Board of Directors immediately following his 75th birthday.





3.2.2	Any director who is, at the time of either of the events mentioned herein, a full-time employee of the Corporation or one of its subsidiaries shall not be eligible to serve after his 65th birthday or his retirement, whichever event is earlier, except as provided in (.1) of this Section 3.2.

3.2.3	Any director other than one of the classes referred to in (.1) and (.2)
of this Section 3.2 shall be eligible to serve until the regular meeting of the Board of Directors immediately following his 75th birthday.

3.3	Election of Directors - Terms of Office
      ---------------------------------------

3.3.1	The shareholders shall, at their annual meeting held each year, elect the class of directors of the Corporation as set forth in the Corporation's Articles of Incorporation.

3.3.2	Contemporaneously with a director's election or appointment to the
Board, the director shall execute and deliver to the Secretary of the Corporation a letter of resignation which shall provide that it shall automatically become effective only (1) on or after the first meeting of the Board of Directors following such director's 72nd birthday and (2) upon recommendation by the Nominating Committee of the Board of Directors to the entire Board, and the approval of such recommendation by a majority of the Disinterested Directors (as such term is defined in the Corporation's Articles of Incorporation) that such director is no longer capable of serving as a member of the Board of Directors because of the director's health, availability to serve, or such other factors deemed relevant by the Nominating Committee to a determination of such director's qualifications to be director of the Corporation.

3.4	Failure to Elect Directors at Annual Meeting of the 	Shareholders
      ------------------------------------------------------------------

If the class of directors of the Corporation up for election at the annual meeting shall not be elected as herein provided at the annual meeting in any year of the shareholders of the Corporation, or at any adjournment of such annual meeting, then, in such event, this Corporation shall not for that reason be dissolved, but its directors at the time shall be deemed lawful directors of the Corporation for all purposes and shall continue to hold office as directors until their successors, respectively, are duly elected and qualified.






3.5	Authority of the Board of Directors
      -----------------------------------

The business of the Corporation shall be managed by its Board of Directors, and such Board shall have and exercise full powers and authority in the management, control, regulation, and conduct of the property, interests, business transactions, and affairs of the Corporation; provided, however, that the Executive Committee of the Board of Directors of the Corporation may exercise the powers and authority of such Board pursuant, but subject to
(a) the limitations in Section 1731 of the Pennsylvania Business Corporation Law of 1988 and (b) such restrictions imposed by the Board of Directors pursuant to Section 4.1 hereof. The Board of Directors, at the first meeting of the Board held after the Annual Meeting of Shareholders, shall elect a Chairman, and may elect a Vice Chairman, of the Board of Directors.

3.6	Action by the Board of Directors or Any of Its Committees
      without a Meeting or by Telephone
      ---------------------------------------------------------

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of said Board, may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of said Board or of said committee. Members of the Board of Directors, or of any committee of said Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

3.7	Regular Meetings of the Board of Directors
      ------------------------------------------

Meetings of the Board of Directors of the Corporation may be held at its corporate offices or at such other place or places as may be authorized by such Board. Such Board shall also fix the time or times of such regular meetings. No notice of any regularly scheduled meeting need be given. The Chairman of the Board or the President may change the time and place of any regular meeting by giving reasonable notice thereof, in writing or by telephone, not later than twenty-four (24) hours before the time originally fixed for such meeting. The Chairman of the Board shall act as Chairman of the meetings; but in his absence, the President shall act as Chairman. The Secretary of the Corporation shall act as Secretary of the meetings; but in his absence, the Chairman of the meeting shall appoint a Secretary of the meeting.





3.8	Special Meetings of the Board of Directors
      ------------------------------------------

Meetings of the Board of Directors of the Corporation may be held from time to time on written call thereof by the Chairman of the Board of Directors or the President made at any time at his own instance and discretion or on call thereof made by such number of its directors as equals a majority of this whole Board of Directors at the time. Any special meeting of the Board of Directors may be held at such time or at such place designated in said call. The time, place, and purpose of any special meeting of the Board of Directors to be held pursuant to call and notice shall be stated both in the call and the notice thereof, and no business other than that stated in such notice shall be transacted, or acted upon, at such special meeting. Reasonable notice of a special meeting shall be given, in writing or by telephone, by the person or persons calling the meeting not later than seventy-two (72) hours prior to the time set for the meeting; provided that the minimum notice period shall be twenty-four (24) hours in the event of a tender or exchange offer to purchase securities of the Corporation. Any special meeting of the Board of Directors may be held at any time without previous call, or previous notice thereof, if all directors of the Corporation either attend such meeting, or consent in writing thereto, or if each director not present at such meeting waives notice thereof. Any and all business and matters pertaining to the affairs of the Corporation may be considered, transacted, and acted on at any special meeting so held without previous call or previous notice.

3.9	Quorum of Directors
      -------------------

A majority of the members of the Board of Directors as constituted for the time being shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum is present and without further notice being given.

3.10	Waiver of Notice of Meetings of the Board of Directors
      ------------------------------------------------------

Any director of the Corporation may waive in writing, at any time, any notice of any meeting of the Board of Directors, or of any committee of said Board, as may be provided by the laws of the Commonwealth of Pennsylvania or by the Bylaws of the Corporation; and a written waiver thereof signed by any director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice legally given to such director.






3.11	Fees to the Directors for Attending Meetings of the Board of Directors
      ----------------------------------------------------------------------

The directors of the Corporation shall be entitled, as directors, to receive an annual fee for service as directors and an attendance fee for meetings of the Board of Directors and for meetings of committees of the Board of Directors. Said fees shall be payable in the amounts and under provisions prescribed from time to time by resolution of the Board of Directors, and the Corporation is hereby authorized to pay such fees to each of its directors; provided, however, that no director of the Corporation shall be entitled to said fees if at the time he is otherwise employed by the Corporation at a regular monthly or annual salary as a full-time employee.

3.12	Director Nominations
      --------------------

Nominations of candidates for election as directors at any meeting of shareholders may be made (i) by a majority of the Board of Directors, (ii) by a majority of a duly authorized committee of the Board, (iii) if the shareholders are, at the time, entitled to cumulate their votes in the election of directors in accordance with Article IX of the Articles of Incorporation of the Corporation by a majority of the "Disinterested Directors," or (iv) by any "Person" who is the "Beneficial Owner" of "Voting Shares" having a "Market Value" of $250,000 or more (as said terms are defined in the Articles of Incorporation). Only persons nominated in accordance with the procedures set forth in this Section 3.12 shall be eligible for election as directors at a shareholders' meeting.

Nominations, other than those made by the Board of Directors, the Disinterested Directors, or a duly authorized committee of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.12. To be timely, a shareholder's notice shall be received by the Secretary of the Corporation not less than 120 days prior to the date corresponding to the date on which the Corporation mailed its proxy statement in connection with the previous year's annual meeting of shareholders; PROVIDED, HOWEVER, that if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure of (such date) was made.






Such shareholder's notice shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director, and as to the shareholder giving the notice (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934 as amended.

No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.12. Ballots bearing the names of all the persons who have been nominated for election as directors at a shareholders' meeting in accordance with the procedures set forth in this Section 3.12 shall be provided for use at the shareholders' meeting.

The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this Section 3.12. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time not to exceed five (5) days from the date such deficiency notice is given to the shareholder as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this
Section in any material respect, then the Board of Directors may reject such shareholder's nomination. The Secretary of the Corporation shall notify a shareholder in writing whether his nomination has been made in accordance with the time and information requirements of this Section.

Notwithstanding the procedure set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the meeting shall determine and declare at the meeting whether a nomination was made in accordance with the terms of this Section. If the presiding officer determines that a nomination was made in accordance with the terms of this Section, he shall so declare at the meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section, he shall so declare at the meeting and the defective nominations shall be disregarded.

3.13	Rights Agreement
      ----------------

Notwithstanding any of the foregoing, any action stated in the Rights Agreement between this Corporation and the First Jersey National Bank, dated as of May 20, 1988, as such agreement may be amended from time to time (the "Rights Agreement") to be taken by the Board of Directors after a Person has become an Acquiring Person shall require the presence in office of Continuing Directors and the concurrence of a majority of the Continuing Directors. Capitalized terms in this Section shall have the meanings indicated in the Rights Agreement.


ARTICLE IV
EXECUTIVE COMMITTEE AND OTHER
COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------

4.1	Executive Committee - Authority
      -------------------------------

The Board of Directors shall each year, by resolution passed by the majority of the whole Board of Directors, designate two (2) or more of its number to constitute an Executive Committee which, to the extent provided in such resolution, shall have and exercise the powers and authority of said Board in the management of the business of the Corporation.

4.2	Other Committees
      ----------------

The Board of Directors may, by resolution passed by a majority of the whole Board, appoint one (1) or more other committees to consist of one or more directors. Any such committee shall have such powers as is given to it by the resolution creating it.

4.3	Appointment of Chairmen of Committees
      -------------------------------------

The Board of Directors shall appoint the Chairman of each committee of the Board of Directors.






4.4	Quorum
      ------

At all meetings of any committee of the Board, a majority of the members of such committee shall constitute a quorum for the transaction of business; provided, however, that two (2) directors shall constitute a quorum for any committee comprised of four (4) members. The act of the majority of the directors present at any meeting of any committee at which there is a quorum present shall be the act of such committee, except as may be otherwise specifically provided by statute or by the Corporation's Articles of Incorporation.

4.5	Notices
      -------

Notice of the time and place of any meeting of any committee of the Board shall be given in writing or by telephone by the person or persons calling the meeting not less than twenty-four (24) hours prior to the time set for the meeting.


ARTICLE V
OFFICERS AND THEIR POWERS AND DUTIES
------------------------------------

5.1	Authorized Officers
      -------------------

The officers of the Corporation shall consist of a Chairman, a President, one
(1) or more Vice Presidents (who may be designated as Vice Presidents, Senior Vice Presidents, or Executive Vice Presidents), a Secretary, and a Treasurer.

The Corporation may have such additional officers (hereinafter in the Bylaws of the Corporation sometimes referred to as "additional officers") as its Board of Directors may deem necessary for its business and may appoint from time to time. The Board of Directors may designate one (1) of the officers as the Chief Financial Officer of the Corporation.

The Board of Directors at any meeting of the Board may fill a vacancy in any office.

The officers of the Corporation shall be elected at the first director's meeting held after the annual election of directors, and they shall serve until the next annual election of officers, subject to the right of the Board of Directors to remove any officer at any time





The Board of Directors, by resolution duly adopted at any meeting thereof duly held, may authorize and direct that any office of the Corporation, except the offices of Chairman, President, Treasurer and Secretary, may be left unfilled for any such period of time as the Board may fix in such resolution.

5.2	Qualifications of Officers
      --------------------------

No officer of the Corporation need be a shareholder therein. No officer of the Corporation, except the President, need be a director.

5.3	Powers and Duties of Officers
      -----------------------------

The respective officers of the Corporation, subject, always, to control by its Board of Directors, shall have such powers and authority and perform such duties in the management and conduct of its property, business, and affairs as from time to time may be prescribed with respect to such officers respectively, by and under any Section of its Bylaws, by resolution of the Board of Directors or by the Chief Executive Officer.

The Board of Directors may, by appointment, designate either the Chairman or the President as the Chief Executive Officer of the Corporation and either of said officers as the Chief Operating Officer of the Corporation.

5.4	Powers and Duties of the Chief Executive Officer and the
      Chief Operating Officer
      --------------------------------------------------------

The Chief Executive Officer of the Corporation shall have general charge and supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors and of the Executive Committee are carried out. The Chief Executive Officer shall designate the duties of all officers of the Corporation, which designations shall be subject to review by the Board of Directors; provided, however, that the specific duties assigned to the Chief Executive Officer, the Chief Operating Officer and the Secretary shall not be changed except by amendment to these Bylaws and/or by resolution of the Board of Directors, as appropriate.

The Chief Operating Officer of the Corporation shall have general supervisory authority and responsibility for the day-to-day operations of the Corporation.






In the event of the death of either of the Chief Executive Officer or the Chief Operating Officer or the permanent disability preventing such officer from performing his duties, all officers normally reporting to such deceased or disabled officer shall report to the Executive Committee. The Chairman of the Board, President, Chairman of the Executive Committee, or Vice Chairman of the Board shall call a meeting of the Board to be held within twenty (20) days of the date of such death or disability for the purpose of electing a new Chief Executive Officer or Chief Operating Officer, as the case may be.

Either the Chief Executive Officer or the Chief Operating Officer may sign in the name of the Corporation all instruments required to be signed by the Corporation in the ordinary course of its business. Each such officer shall perform such other duties as may be assigned to him by the Board of Directors or by these Bylaws.

5.5	Compensation to Officers
      ------------------------

The Board of Directors shall have the authority (a) to fix the compensation, whether in the form of salary or otherwise, of all officers and employees of the Corporation, either specifically or by formula applicable to particular classes of officers or employees and (b) to authorize officers of the Corporation to fix the compensation of subordinate employees. The Board of Directors shall have authority to appoint a Compensation Committee and may delegate to such committee authority to review the compensation of all employees of the Corporation and its subsidiaries. The Compensation Committee may also be authorized to make recommendations to the Board with respect to compensation of the Corporate Officers. The Board of Directors may adopt the recommendations of the Compensation Committee, which recommendations shall be attached to the original minutes of the meeting of the Board at which such recommendations are adopted.

ARTICLE VI
INDEMNITY OF DIRECTORS, OFFICERS, AND OTHER PERSONS
---------------------------------------------------

6.1	Right to Indemnification
      ------------------------

Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, being or having been such a director or officer, he or she or a person of whom he or she is a legal representative, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee, or agent or in any other capacity while serving as a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by the Pennsylvania Business Corporation Law of 1988, public policy, or other applicable law (including binding regulations and orders of, and undertakings or other commitments with, any governmental entity or agency) as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. The right to indemnification granted in this
Section 6.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined (including the final resolution of any suit brought pursuant to Section 6.2) that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise. The indemnification granted in this Section 6.1 shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee, or agent, and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that except as provided in Section 6.2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

6.2	Right of Claimant to Bring Suit
      -------------------------------

If a claim under Section 6.1 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, upon tender of any required undertaking) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification shall be a defense to the action or create a presumption that the claimant is not so entitled. If an action is brought pursuant to this Section, a final non-appealable order in such action shall constitute the ultimate determination of the claimant's right to indemnification.

6.3	Non-exclusivity of Rights
      -------------------------

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition granted in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, or these Bylaws, agreement, vote of shareholders, or disinterested directors, or otherwise. The Corporation shall have the express right to grant additional indemnity without seeking further approval by the shareholders. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide a claimant with the broadest but non-duplicative indemnity to which he or she is entitled.

6.4	Insurance, Contracts and Funding
      --------------------------------

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Pennsylvania Business Corporation Law of 1988. The Corporation may enter into contracts granting indemnity to any director or officer of the Corporation and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to secure or ensure the payment of such amounts as may be necessary to effect indemnification.

 6.5	Indemnification of Employees and Agents of the Corporation
      ----------------------------------------------------------

The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the Corporation with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Pennsylvania Business Corporation Law of 1988 or otherwise.

6.6	Partial Indemnification
      -----------------------

If a claimant is entitled to indemnification by the Corporation for some or a portion of expenses, liabilities, or losses actually and reasonably incurred by claimant in an investigation, defense, appeal, or settlement but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify claimant for the portion of such expenses, liabilities, or losses to which claimant is entitled.

6.7	Successors and Assigns
      ----------------------

All obligations of the Corporation to indemnify any director or officer shall be (i) binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the director or officer. The Corporation shall not effect any sale of substantially all of its assets, merger, consolidation, or other reorganization unless the surviving entity agrees in writing to assume all such obligations of the Corporation.







ARTICLE VII
MISCELLANEOUS
-------------

7.1	Corporate Seal
      --------------

The corporate seal of the Corporation shall be a seal consisting of two (2) concentric circles, in the outer of which circles shall appear and be inscribed the following words, to wit: "VWR CORPORATION PENNSYLVANIA," and in the inner of which circles shall appear and be inscribed the following words and figures, to wit: "CORPORATE SEAL 1994;" and such seal, as impressed on the margin thereof, shall be the corporate seal of the Corporation until altered or replaced pursuant to the following proviso to this Section 7.1; provided, however, that at any time, and from time to time, such seal may be altered or a new corporate seal for the Corporation may be authorized and adopted, at the pleasure of its Board of Directors, by resolution duly adopted by such Board at any meeting thereof duly held.

7.2	Fiscal Year
      -----------

The fiscal year of the Corporation shall begin on January 1 and end December 31 of each year.

7.3	Amendments
      ----------

The Bylaws of the Corporation may be amended, altered, or repealed, in whole or in part, or new Bylaws may be made for the Corporation from time to time by the affirmative vote of the majority of its whole Board of Directors, including the affirmative vote of at least one (1) director of each class, at any meeting of such Board duly held, subject to the right and power of the shareholders of the Corporation to change or repeal such Bylaws.

7.4	Severability
      ------------

In the event that any provision of these Bylaws is determined by a court to require the Corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law and, as so limited or modified, such provision and the balance of these Bylaws shall remain in full force and effect.

                                                       (Signature)
                                            --------------------------------
                                             Walter S. Sobon, Secretary



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